METRO PACIFIC INVESTMENTS CORPORATION

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

AND

OWNERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of August  , 2012

TABLE OF CONTENTS
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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of August  , 2012, among METRO PACIFIC INVESTMENTS CORPORATION, incorporated under the laws of the Philippines  DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder, and all Owners from time to time of American Depositary Receipts (as hereinafter defined) issued hereunder.

W I T N E S S E T H

WHEREAS, the Issuer (as hereinafter defined) desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of Receipts (as hereinafter defined) evidencing the American Depositary Shares; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1. American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent two hundred (200) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2. Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3. Custodian.

The term “Custodian” shall mean Deutsche Bank AG, Manila Branch, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.4. Deposit Agreement.

The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.5. Depositary; Principal Office.

The term “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation and any successor as depositary hereunder. The term “Principal Office”, when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this Agreement is 60 Wall Street, New York, New York, 10005.

SECTION 1.6. Deposited Securities.

The term “Deposited Securities” as of any time shall mean all Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited shares or deposited securities and at such time held hereunder, subject as to cash to the provisions of Section 4.5, and provided that no collateral referred to in Section 2.9 hereof shall be deemed to be “Deposited Securities”

SECTION 1.7. Dollars; Pesos.

The term “Dollars” shall mean United States dollars. The term “PHP” or “Pesos” shall mean Philippine Pesos.

SECTION 1.8. Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.9. Issuer.

The term “Issuer” shall mean Metro Pacific Investments Corporation, incorporated under the laws of the Philippines, and its successors.

SECTION 1.10. Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.11. Receipts.

The term "Receipt(s)" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.12. Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.13. Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Philippines, or under a shareholder agreement or the Articles of Incorporation and By-laws of the Issuer.

SECTION 1.14. Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as amended from time to time.

SECTION 1.15. Shares.

The term “Shares” shall mean common shares in registered form of the Issuer, par value One Peso (PHP 1) each  (as such par value may be changed by the Issuer pursuant to its constitutive documents and applicable law), heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1. Form and Transferability of Receipts.

(a)           Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.  The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile (as defined below), in either case as hereinafter provided, and the transfer of each such Receipt, shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be listed, traded or quoted or conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Owner.  Owners and beneficial owners of American Depositary Shares (hereinafter "beneficial owners") shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b)           Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Issuer will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

(c)           Ownership of American Depositary Shares held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

(d)           For purposes hereof "DRS/Profile" shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of American Depositary Shares is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto ("DTC"). For purposes hereof, participants within DTC are hereinafter referred to as "DTC Participants".

SECTION 2.2. Deposits.

(a) Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Issuer or any affiliate of the Issuer, to Section 5.7 hereof) at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if any, are closed, by delivery of the Shares to the Custodian.  Every deposit of Shares shall be accompanied by the following: (A)(i) in the case of Shares issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares issued in bearer form, such Shares or the certificates representing such Shares and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in the Philippines, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  No Share shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Philippines and any necessary approval has been granted by any governmental body in the Philippines, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Shares from the Issuer, any agent of the Issuer or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will use commercially reasonable efforts to comply with written instructions of the Issuer that the Depositary shall not accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer's compliance with the securities laws in the United States.

(b) As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Custodian shall present the Shares so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Owners, at such place or places as the Depositary or the Custodian shall determine.

(c)  In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such American Depositary Shares and to ensure that such American Depositary Shares are not fungible with other American Depositary Shares issued hereunder until such time as the entitlement of the Shares represented by such non-fungible American Depositary Shares equals that of the Shares represented by American Depositary Shares prior to such deposit. The Issuer agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Shares upon delivery to the Custodian.

SECTION 2.3. Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall as promptly as practicable execute and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment by such person or persons to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4. Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall without unreasonable delay, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as evidenced by the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Any such co-transfer agent may be removed upon the reasonable request or with the approval of the Issuer. Each co-transfer agent appointed under this Section shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5. Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Issuer's Articles of Incorporation and By-laws and applicable laws, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

Thereupon the Depositary shall without unreasonable delay, direct the Custodian to deliver at the main Manila office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward, without unreasonable delay, any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6. Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed by the laws of the Philippines, and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary and the Issuer may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6 and applicable securities laws.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of the transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence, Section 7.8 hereof and applicable securities laws. Notwithstanding the foregoing, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that, if sold by the Owner thereof in the United States, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

The Depositary will use all reasonable efforts to comply with the written instructions of the Issuer not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer's compliance with applicable securities laws of any jurisdiction.

SECTION 2.7. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8. Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1. Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary, the Issuer or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper. The Depositary may, and shall if requested by the Issuer, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon written request of the Issuer, the Depositary shall deliver to the Issuer copies of the documents or instruments delivered to the Depositary or any of its agents pursuant to this Section.

SECTION 3.2. Liability of Owner for Taxes and Other Governmental Charges.

If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Shares, Deposited Securities, Receipts or American Depositary Shares, such tax or other governmental charge shall be payable by the Owners and beneficial owners to the Depositary and such Owners and beneficial owners shall be deemed liable therefor.  The Issuer, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of an Owner and/or beneficial owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Owner and the beneficial owner remaining fully liable for any deficiency.  In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue American Depositary Shares, to deliver Receipts, register the transfer, split-up or combination of Receipts and (subject to Section 7.8) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.  Every Owner and beneficial owner agrees to, and shall, indemnify the Depositary, the Issuer, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or beneficial owner.  The obligations of Owners and beneficial owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3. Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance or cancellation of Receipts.

SECTION 3.4. Disclosure of Beneficial Ownership.

The Issuer may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares and (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and to forward to the Issuer any responses to such requests received by the Depositary.

ARTICLE 4. THE DEPOSITED SECURITIES.

SECTION 4.1. Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded downward to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer, upon payment in full (subject to any withholding as set forth above) of a cash distribution to any Custodian or the Depositary, shall be free of any further obligations in respect of any Deposited Securities relating to such cash distribution. The Issuer or the Depositary will remit to the appropriate governmental agency all amounts withheld and owing by such party to such agency. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer or its agents may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may (but shall not be obligated to) file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2. Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary or the Custodian shall receive any distribution other than a distribution described in Section 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Issuer, equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Issuer, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.3. Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's prior written consent, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4. Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion, after consultation with the Issuer, as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to this second paragraph of this Section 4.4, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to the preceding paragraph, in circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner only upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

The Depositary and the Issuer shall have no responsibility or obligation to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular and shall not be responsible for any failure to do so. Nothing in this Deposit Agreement shall create any obligation on the part of the Issuer to alter the terms or conditions of any offering or distribution of rights or to file a registration statement with respect to such rights or the securities obtainable pursuant to such rights or to endeavor to have such registration statement declared effective.

SECTION 4.5. Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars can be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9. Owners understand that in converting foreign currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable upon consultation with the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.6. Fixing of Record Date.

Whenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, as close as practicable to the record date fixed by the Issuer with respect to the Shares (if applicable), for the determination of the Owners who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Owners with respect to such changed number of Shares represented by each American Depositary Share, or for any other reason.  Subject to applicable law and the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, only the Owners of record at the close of business in the City of New York on such record date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action or be obligated.

SECTION 4.7. Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or solicitation of consent proxies or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, in a form approved by the Issuer, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of applicable laws, regulations and stock exchange requirements, and the Articles of Incorporation and By-laws of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and any of their nominees shall not, (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions, or (ii) exercise any voting rights in respect of the Deposited Securities for which no voting instructions have been received.

SECTION 4.8. Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion or replacement of or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9. Reports.

The Depositary shall make available during normal business hours on any business day in the City of New York for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Issuer which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Issuer agrees to provide to the Depositary, at the Issuer's expense, all documents that it provides to the Custodian.  The Depositary shall, at the expense of the Issuer and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Issuer and the Depositary) and unless otherwise agreed in writing by the Issuer and the Depositary, to Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.

SECTION 4.10. Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Any other records maintained by the Depositary, the Custodian, the Registrar or any co-transfer agent or co-registrar under this Deposit Agreement shall be made available to the Issuer upon its reasonable request.

SECTION 4.11. Taxation; Withholding.

The Depositary will, and will instruct the Custodian to, forward to the Issuer or its agents such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Issuer and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Owners and beneficial owners . Owners and beneficial owners may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Issuer, Depositary or the Custodian may deem necessary or proper to fulfill the Issuer's,  Depositary's or the Custodian's obligations under applicable law.   The Owners and beneficial owners shall indemnify the Depositary, the Issuer, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Issuer shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Issuer and owing to such governmental authority or agency.  Upon any such withholding, the Issuer shall remit to the Depositary information about such taxes and/or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Owners: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Issuer, subject to information being provided to the Depositary by the Issuer. The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Issuer (or its agents) of any taxes withheld, or of the payment of taxes by the Issuer, except to the extent the evidence is provided by the Issuer to the Depositary.  None of the Issuer, the Depositary nor the Custodian shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes and charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Neither the Issuer, the Depositary nor the Custodian is, nor shall be, under any obligation to provide the Owners and beneficial owners with any information about the tax status of the Issuer.   Neither the Issuer nor the Depositary shall incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

SECTION 4.12. Information Required for Reports to Governmental Agencies.

The Depositary will forward to the Issuer or its agents such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary reports with governmental agencies.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts and the withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Issuer, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

To the extent permitted under Section 2.6, The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or upon the written request or with the approval of the Issuer appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Issuer shall have the right, at all reasonable times, to, at its own expense, inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of their records as the Issuer may request. All reasonable out-of-pocket expenses incurred by the Depositary, the Registrar, any co-transfer agent and any co-registrars in connection with such inspection or such request shall be paid by the Issuer.

SECTION 5.2. Exoneration.

Neither the Depositary, the Custodian or the Issuer nor their respective directors, officers, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Issuer or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement or any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Philippines or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation and By-laws of the Issuer or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation and By-laws of the Issuer or provisions of or governing Deposited Securities, (iii) for any action, inaction or delay of the Depositary, the Custodian, the Issuer or their respective directors, officers, employees, agents or affiliates in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any beneficial owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by an Owner or beneficial owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

The Depositary, the Custodian, the Issuer and their respective agents, directors, officers, employees and affiliates may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.3. Standard of Care.

The Issuer and the Depositary and their respective directors, officers, affiliates, employees and agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Owner(s) or beneficial owner(s) or other persons, except in accordance with Section 5.8 hereof, provided that the Issuer and the Depositary and their respective directors, officers, affiliates, employees and agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable Receipts without gross negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Issuer, nor any of their respective agents, directors, officers, employees and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its directors, officers, affiliates, employees and agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without gross negligence or bad faith and in accordance with the terms of this Deposit Agreement.  Provided that the Depositary acts or omits to act without gross negligence or bad faith, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, for the failure or timeliness of any notice from the Issuer, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or bad faith while it acted as Depositary.

SECTION 5.4. Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall, subject to the terms of this Agreement, be responsible to the Issuer for the acts or defaults of any Custodian. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, upon consultation with the Issuer, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, upon consultation with the Issuer, appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6. Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, in respect of the Deposited Securities, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7. Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution in respect of Deposited Securities of (1) additional Shares other than those issued in a free distribution or stock dividend, (2) rights to subscribe for Shares, (3) securities convertible or exchangeable into Shares or (4) rights to subscribe for such securities (each a “Distribution” ), upon the written request of the Depositary the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether the circumstances of such Distribution are such as to make it necessary that a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required under the Securities Act of 1933, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement under the Securities Act of 1933 in effect which will cover such Distribution.

In the event that such registration under the Securities Act of 1933 would be required in connection with any such Distribution, the Issuer shall have no obligation to effect such registration, and, in the absence of such registration, the Depositary shall (where applicable) dispose of such additional securities and make the net proceeds of such disposition available to Owners as provided in Section 4.2, 4.3 or 4.4 above.

To the extent the Issuer in its discretion deems it necessary or advisable in order to avoid any requirement to register such securities under the Securities Act of 1933, the Issuer may prevent Owners in the United States from receiving any distribution and from purchasing any additional securities (whether pursuant to pre-emptive rights or otherwise) pursuant thereto, and direct the Depositary not to accept any Shares for deposit for such period of time following such distribution and to adopt such other specific measures as the Issuer and the Depositary may agree.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will, and the Issuer acknowledges that neither any company or individual controlling, nor any company under common control with, the Issuer shall be permitted to, (a) at any time deposit any Shares (other than deposits by the Issuer pursuant to Section 4.4), either upon original issuance or upon a sale of Shares previously issued and reacquired by the Issuer or by any such controlled or controlling company or individual unless (i) a registration statement is in effect as to such Shares under the Securities Act of 1933, or (ii) such Shares are not required to be registered under the Securities Act of 1933 or any applicable laws of any state of the United States and would not be deemed to be Restricted Securities following any offer and sale thereof by the Issuer or individual or any such controlled or controlling company or individual, such absence of requirement for registration and nonrestricted nature to be confirmed by a written opinion acceptable to the Depositary from counsel for the Issuer in the United States, which counsel shall be reasonably satisfactory to the Depositary, and the Depositary has received notice of such deposit and such opinion of counsel prior to such deposit, (b) resell any American Depositary Shares if the offer or sale of such American Depositary Shares in the United States is restricted under the securities laws of the United States or any state of the United States unless the Depositary has received prior notice of such resale and (i) prior to such resale the Depositary has received a written opinion acceptable to the Depositary of counsel to the Issuer in the United States, which counsel shall be reasonably satisfactory to the Depositary, that such resale is permitted by law or (ii) such resale is made (1) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933 or (2) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, or (3) pursuant to an exemption from registration under Rule 144 under the Securities Act of 1933, if available, in each case in accordance with any applicable securities laws of any state of the United States or (c) withdraw Deposited Securities underlying such Receipts unless it shall have duly executed and completed such certification and agreement as the Issuer and the Depositary may require.

Notwithstanding the foregoing, nothing in this Deposit Agreement shall create any obligation on the part of the Issuer (i) to file a registration statement with respect to the deposit of any Shares or other Deposited Securities, or the issuance of (x) additional Shares or other Deposited Securities, (y) rights to subscribe for such Shares or other Deposited Securities, securities convertible into or exchangeable for Shares or other Deposited Securities or (z) rights to subscribe for such securities, or to endeavor to have such a registration statement declared effective or (ii) to alter in any manner the terms and conditions of any offering or issuance of such Shares or other Deposited Securities, rights, or convertible or exchangeable securities.

SECTION 5.8. Indemnification.

The Issuer agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any direct losses, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable fees and expenses of counsel and any irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be incurred or made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Deposit Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof, or (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Issuer of information regarding the Issuer in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and affiliates, except to the extent any such Losses are due to the gross negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, officers, employees, agents and affiliates.  Notwithstanding the above, in no event shall the Issuer or any of its directors, officers, employees, agents or affiliates be liable for any indirect, special, punitive or consequential damages to the Depositary, any Custodian and each of their respective directors, officers, employees, agents and affiliates, Owners, beneficial owners or any other person.

The Depositary agrees to indemnify the Issuer and any of its respective directors, officers, employees, agents and affiliates against and hold each of them harmless from any direct Losses which may arise out of acts performed or omitted to be performed by the Depositary arising out of the gross negligence or bad faith of the Depositary or any of their respective directors, officers or employees, agents and/or affiliates.  Notwithstanding the above, in no event shall the Depositary or any of its directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive or consequential damages to the Issuer, Owners, beneficial owners or any other person.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person’s rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.9. Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. Unless otherwise agreed, the Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges, for which the Issuer shall have no responsibility or liability, shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 or 4.3, and the surrender of Receipts pursuant to Section 2.5, (6) a fee not in excess of $.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4, and (8) an annual fee of $5.00 or less per 100 American Depositary Shares for the operation and maintenance costs in administering the American Depositary Shares..

Deutsche Bank Trust Company Americas, other than in its capacity as the Depositary hereunder, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts. The Depositary, in its capacity as Depositary, may own and sell Deposited Securities as expressly provided in this Deposit Agreement.

SECTION 5.10. Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11. Exclusivity.

Subject to Sections 5.4 and 6.2, the Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

ARTICLE 6. AMENDMENT AND TERMINATION.

SECTION 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement and/or the Receipts to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and/or the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and/or the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2. Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof. The obligation of the Depositary under Section 5.8 hereof shall survive the termination of this Deposit Agreement.

ARTICLE 7. MISCELLANEOUS.

SECTION 7.1. Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2. No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Owners as Parties; Binding Effect.

The Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5. Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Metro Pacific Investments Corporation, 10/F MGO Building, Legaspi cor Dela Rosa Streets, Makati City, 0721, Philippines, or any other place to which the Issuer may have transferred its principal office or any other address which the Issuer may specify in writing for purposes of notices.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: ADR Department, Fax: (+1) 212 797 0327, or any other place to which the Depositary may have transferred its Principal Office or any other address which the Depositary may specify in writing for purposes of notices.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6. Governing Law Etc.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Except as set forth in the following paragraph of this Section 7.6, the Issuer and the Depositary agree that the federal or state courts in the City of New York shall have non exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non exclusive jurisdiction of such courts. The Issuer hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Inc. (the "Process Agent"), now at 400 Madison Avenue, 4th Floor, New York, New York 10017, United States as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Issuer in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Process Agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in The City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Issuer, by service by mail of a copy thereof upon the Process Agent (whether or not the appointment of such Process Agent shall for any reason prove to be ineffective or such Process Agent shall fail to accept or acknowledge such service), with a copy mailed to the Issuer by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Issuer agrees that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Issuer unconditionally agree that in the event that an Owner or beneficial owner brings a suit, action or proceeding against (a) the Issuer, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Issuer and the Depositary, in any state or federal court of the United States, and the Depositary or the Issuer have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Issuer and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Issuer and the Depositary irrevocably submit to the non- exclusive jurisdiction of such courts. The Issuer agrees that service of process upon the Process Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

Each of the Issuer and the Depositary irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Issuer and the Depositary agree that, notwithstanding the foregoing, with regard to any claim or dispute or difference of whatever nature between the parties hereto arising directly or indirectly from the relationship created by this Deposit Agreement, the Depositary, in its sole discretion, shall be entitled to refer such dispute or difference for final settlement by arbitration (“Arbitration”) in accordance with the applicable rules of the American Arbitration Association (the “Rules”) then in force, by a sole arbitrator appointed in accordance with the Rules.  The seat and place of any reference to Arbitration shall be New York, New York State.  The procedural law of any Arbitration shall be New York law and the language to be used in the Arbitration shall be English. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party that is unsuccessful in such Arbitration.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN THE RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

Notwithstanding anything to the contrary herein, it is understood that notwithstanding any present or future provisions of the laws of the State of New York, the rights of holders of Shares and the duties and obligations of the Issuer in respect of such holders shall be governed by the Issuer’s constitutive documents and the laws of the Philippines.

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7. Assignment.

Other than pursuant to Section 5.4 hereunder, this Deposit Agreement may not be assigned by either the Issuer or the Depositary without the prior written consent of the other.

SECTION 7.8. Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, METRO PACIFIC INVESTMENTS CORPORATION and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

METRO PACIFIC INVESTMENTS CORPORATION

By:__________________________________ Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Depositary
By:__________________________________ Name: Title:
By:__________________________________ Name: Title:

Exhibit A to Deposit Agreement

No.	________________________________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents Two Hundred (200) deposited Shares)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES OF

METRO PACIFIC INVESTMENTS CORPORATION

(INCORPORATED UNDER THE LAWS OF THE PHILIPPINES)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (herein called “American Depositary Shares”), representing deposited common shares (herein called “Shares”) of Metro Pacific Investments Corporation, a company incorporated under the laws of the Philippines (herein called the “Issuer”). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents 200 Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Deutsche Bank AG, Manila Branch,  (herein called the “Custodian”). The ratio of American Depositary Shares to Shares is subject to subsequent amendment as provided in Article 4 of the Deposit Agreement.

THE DEPOSITARY’S PRINCIPAL OFFICE ADDRESS IS
60 WALL STREET, NEW YORK, N.Y. 10005

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of August   , 2012 (herein called the “Deposit Agreement”), by and among the Issuer, the Depositary, and all Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Principal Office in New York City and at the office of the Custodian. Each Owner and each beneficial owner, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Issuer's constituent documents (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC.  Each beneficial owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares.  The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC.  So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Issuer’s Articles of Incorporation and By-laws and applicable laws, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed by the laws of the Philippines, and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary and the Issuer may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Section 2.6 of the Deposit Agreement and applicable securities laws.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence, Article (22) and applicable securities laws. Notwithstanding the foregoing, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, if sold by the Owner thereof in the United States, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.           LIABILITY OF OWNER FOR TAXES, DUTIES AND OTHER CHARGES.

If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Shares, Deposited Securities, Receipts or American Depositary Shares, such tax or other governmental charge shall be payable by the Owners and beneficial owners to the Depositary and such Owners and beneficial owners shall be deemed liable therefor.  The Issuer, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of an Owner and/or beneficial owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Owner and the beneficial owner remaining fully liable for any deficiency.  In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue American Depositary Shares, to deliver Receipts, register the transfer, split-up or combination of Receipts and (subject to Article (22) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.  Every Owner and beneficial owner agrees to, and shall, indemnify the Depositary, the Issuer, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or beneficial owner.  The obligations of Owners and beneficial owners of Receipts under this provision shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

Owners understand that in converting foreign currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

5.           WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance or cancellation of Receipts.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary, the Issuer or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper. The Depositary may, and shall if requested by the Issuer withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Philippines which is then performing the function of the regulation of currency exchange.

7.           CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. Unless otherwise agreed, the Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges, for which the Issuer shall have no responsibility or liability, shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 or 4.3 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement, (6) a fee not in excess of $.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement and (8) an annual fee of $5.00 or less per 100 American Depositary Shares for the operation and maintenance costs in administering the American Depositary Shares..

Deutsche Bank Trust Company Americas, other than in its capacity as the Depositary under the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.           DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Issuer may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares and (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Article. The Depositary has agreed to use reasonable efforts to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and to forward to the Issuer any responses to such requests received by the Depositary.

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Issuer, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement to any person or entity claiming an interest in a Receipt unless such person or entity is the registered Owner thereof.

10.           VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.

As of the date of the Deposit Agreement, the Issuer publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on its Internet Web site (www.mpic.com.ph) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Issuer become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission.  The Depositary does not assume any duty to determine if the Issuer is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Issuer is not complying with those requirements.

The Depositary shall make available during normal business hours on any business day in the City of New York for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Issuer which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Issuer agrees to provide to the Depositary, at the Issuer's expense, all documents that it provides to the Custodian.  The Depositary shall, at the expense of the Issuer and in accordance with Section 5.6 of the Deposit Agreement, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Issuer and the Depositary) and unless otherwise agreed in writing by the Issuer and the Depositary, to Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6 of the Deposit Agreement.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Issuer and by the Owners of such Receipts, provided that such inspection shall not be, to the Depositary's or the Registrar's knowledge, for the purpose of communicating with Owners of such Receipts in the interest of a business or object other than the business of the Issuer or other than a matter related to the Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, subject, in all cases, to Article (22) hereof.

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto; provided, however, that in the event that the Issuer, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary or the Custodian receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem, upon consultation with the Issuer, equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Issuer, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer’s prior written consent, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 or the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) or any Deposited Securities is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars can be and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, upon consultation with the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferrable to the United States, or if any approval or licenses of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto for whom such conversion and distribution is not practicable.

14.           RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion, after consultation with the Issuer, as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on  behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article (14, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to the preceding paragraph, in circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

The Depositary and the Issuer shall have no responsibility or obligation to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular and shall not be responsible for failure to do so. Nothing in this Receipt or in the Deposit Agreement shall create any obligation on the part of the Issuer to alter the terms or conditions of any offering or distribution of rights or to file a registration statement with respect to such rights or the securities obtainable pursuant to such rights or to endeavor to have such registration statement declared effective.

15.            RECORD DATES.

Whenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, as close as practicable to the record date fixed by the Issuer with respect to the Shares (if applicable), for the determination of the Owners who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Owners with respect to such changed number of Shares represented by each American Depositary Share, or for any other reason.  Subject to applicable law and the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, only the Owners of record at the close of business in the City of New York on such record date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action or be obligated.

16.            VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or solicitation of consent proxies or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the reasonable discretion of the Depositary, in a form approved by the Issuer which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of applicable laws, regulations and stock exchange requirements, and the Articles of Incorporation and By-laws of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions must be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and any of their nominees shall not, (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions, or (ii) exercise any voting rights in respect of the Deposited Securities for which no voting instructions have been received.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion or replacement of or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Issuer’s approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.           LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary, the Custodian or the Issuer nor their respective directors, officers, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Issuer or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement or any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Philippines or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation and By-laws of the Issuer or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation and By-laws of the Issuer or provisions of or governing Deposited Securities, (iii) for any action, inaction or delay of the Depositary, the Custodian, the Issuer or their respective directors, officers, employees, agents or affiliates in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any beneficial owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by an Owner or beneficial owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

The Depositary, the Custodian, the Issuer and their respective agents, directors, officers, employees and affiliates may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Issuer and the Depositary and their respective directors, officers, affiliates, employees and agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or any Receipts to any Owner(s) or beneficial owner(s) or other persons, except in accordance with Section 5.8 of the Deposit Agreement,  provided that the Issuer and the Depositary and their respective directors, officers, affiliates, employees and agents agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable Receipts without gross negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Issuer, nor any of their respective agents, directors, officers, employees and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its directors, officers, affiliates, employees and agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without gross negligence or bad faith and in accordance with the terms of the Deposit Agreement.  Provided that the Depositary acts or omits to act without gross negligence or bad faith, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Issuer, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or bad faith while it acted as Depositary.

Every Owner and beneficial owner agrees to, and shall, indemnify the Depositary, the Issuer, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or beneficial owners.   No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

The Depositary is under no obligation to provide the Owners and beneficial owners with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.  In no event shall the Depositary or any of its directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Issuer, Owners, beneficial owners or any other person.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, upon consultation with the Issuer, appoint substitute or additional custodian or custodians.

20.           AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement and/or the Receipts to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and/or the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and/or the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21.           TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligation to the Depositary with respect to indemnification, charges, and expenses. The obligation of the Depositary under Article (16) hereof shall survive the termination of the Deposit Agreement.

22.           COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.        WAIVER.

EACH PARTY TO THE DEPOSIT AGREEMENT INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).